UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 10, 2014

Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 West Van Buren Street

Chicago, Illinois

60607

(Address of principal executive offices)

(Zip Code)

(312) 583-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Indenture and the Notes

On September 10, 2014, Huron Consulting Group Inc. (the “Company”) issued $225 million aggregate principal amount of 1.25% Convertible Senior Notes due 2019 (the “Initial Notes”). On September 15, 2014, the Company issued an additional $25 million aggregate principal amount of 1.25% Convertible Senior Notes due 2019 (the “Option Notes,” and together with the Initial Notes, the “Notes”) due to the initial purchasers’ exercise of the option to purchase additional notes in full. The Notes were issued pursuant to the Indenture, dated as of September 10, 2014 (“Indenture”), between the Company and U.S. Bank National Association, as Trustee. The net proceeds from the issuance of the Notes were approximately $243 million, after deducting the initial purchasers’ discounts and commissions.

Under the Indenture, the Notes will be senior unsecured obligations of the Company and will pay interest semi-annually on April 1 and October 1 of each year at an annual rate of 1.25%. The Notes will mature on October 1, 2019 unless earlier repurchased or converted in accordance with their terms. The Notes are convertible, in certain circumstances and subject to certain conditions, into cash, shares of common stock of the Company, or a combination thereof, at the Company’s election (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 12.5170 shares of common stock of the Company (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $79.89 per share of the Company’s common stock, representing a conversion premium of approximately 27.5% above the closing price of the Company’s common stock on September 4, 2014 of $62.66 per share.

Holders of the Notes may convert their Notes at their option at any time prior to July 1, 2019 in principal amounts equal to $1,000 or an integral multiple thereof, only if one or more of the following conditions has been satisfied:

•	during any calendar quarter (and only during such calendar quarter) commencing after December 31, 2014 if, for each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on, and including, the last trading day of the immediately preceding calendar quarter, the last reported sale price of the Company’s common stock for such trading day is equal to or greater than 130% of the applicable conversion price on such trading day;

•	during the five consecutive business day period immediately following any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which, for each trading day of the measurement period, the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the last reported sale price of the Company’s common stock for such trading day and the applicable conversion rate on such trading day; or

•	upon the occurrence of specified corporate transactions described in the Indenture.

On and after July 1, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date, a holder may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple thereof, regardless of the foregoing circumstances.

If the Company undergoes a fundamental change, as described in the Indenture, subject to certain conditions, a holder will have the option to require the Company to repurchase all or a portion of its Notes for cash. The fundamental change repurchase price will equal 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. In addition, upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that converts its Notes in connection with such make-whole fundamental change.

The Indenture provides for customary events of default. If an event of default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any) may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture (and the Form of Note included therein), which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Convertible Note Hedge Transactions and Additional Warrant Transactions

On September 10, 2014, the Company entered into additional convertible note hedge transactions (the “Additional Convertible Note Hedge Transactions”) with each of Bank of America, N.A. and J.P. Morgan Securities LLC, as an agent for JPMorgan Chase Bank, National Association, London Branch (together, the “Hedge Counterparties”), who were party to the base convertible note hedge transactions entered into on September 4, 2014 (the “Base Convertible Note Hedge Transactions,” and, together with the Additional Convertible Note Hedge Transactions, the “Convertible Note Hedge Transactions”). The Additional Convertible Note Hedge Transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock initially underlying the Option Notes. On September 10, 2014, the Company also entered into additional warrant transactions (the “Additional Warrant Transactions”) with the Hedge Counterparties who were party to the base warrant transactions entered into on September 4, 2014 (the “Base Warrant Transactions,” and, together with the Additional Warrant Transactions, the “Warrant Transactions”) collectively relating to the same number of shares of the Company’s common stock underlying the Additional Convertible Note Hedge Transactions, subject to customary anti-dilution adjustments, with an initial strike price of approximately $97.12 per share, subject to customary anti-dilution adjustments, which is approximately 55.0% higher than the closing price per share of the Company’s common stock on September 4, 2014. The warrants evidenced by the Warrant Transactions will be settled on a net-share basis.

The Convertible Note Hedge Transactions are intended to generally reduce the potential dilution with respect to the Company’s common stock and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, upon any conversion of the Notes in the event that the price per share of the Company’s common stock is greater than the strike price of the Convertible Note Hedge Transactions. The Warrant Transactions could separately have a dilutive effect with respect to the Company’s common stock to the extent that the price per share of the Company’s common stock, as measured under the Warrant Transactions, exceeds the strike price of the warrants.

The Company expects to pay the Hedge Counterparties approximately $4 million for the Additional Convertible Note Hedge transactions and expects to receive approximately $2 million from the Hedge Counterparties for the Additional Warrant Transactions, resulting in a net cost to the Company of approximately $2 million.

The foregoing description of the Additional Convertible Note Hedge Transactions and Additional Warrant Transactions is qualified in its entirety by reference to the confirmations for the Additional Convertible Note Hedge Transactions and Additional Warrant Transactions with each of the Hedge Counterparties, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference in this Item 3.02.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, on September 10, 2014, the Company entered into Additional Warrant Transactions with each of the Hedge Counterparties, pursuant to which the Company issued warrants to acquire approximately 0.3 million shares of the Company’s common stock at a strike price of approximately $97.12 per share. The number of warrants and the strike price are subject to adjustment under certain circumstances described in the confirmations for the Additional Warrant Transactions. The Company offered and sold the warrants in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the warrants nor the underlying shares of common stock issuable upon exercise of the warrants comprising the Additional Warrant Transactions, if any, have been registered under the Securities Act, and accordingly neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

As described in Item 1.01 of this Current Report on Form 8-K, on September 10, 2014 and September 15, 2014, the Company issued an aggregate of $250 million principal amount of Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and the Initial Purchasers relied, in connection with the initial resale of the Notes, on the exemption from registration under the Securities Act provided by Rule 144A under the Securities Act.

Item 8.01	Other Events.

In connection with the sale of the Notes, the Company used approximately $25 million of the net proceeds of the issuance of the Notes to repurchase 398,800 shares of the Company’s common stock from purchasers of the Notes in privately-negotiated transactions. The purchase price per share of the common stock repurchased in such transactions was equal to the closing price per share of the Company’s common stock on the date of the pricing of the Notes offering, which was $62.66 per share.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture (including Form of Note) with respect to the Company’s 1.25% Convertible Senior Notes due 2019, dated as of September 10, 2014, between Huron Consulting Group, Inc. and U.S. Bank National Association, as trustee

10.1	Additional Convertible Bond Hedge Transaction Confirmation, dated as of September 10, 2014, by and between Huron Consulting Group Inc. and Bank of America, N.A.

10.2	Additional Convertible Bond Hedge Transaction Confirmation, dated as of September 10, 2014, by and between Huron Consulting Group Inc. and J.P. Morgan Securities LLC, as an agent for JPMorgan Chase Bank, National Association, London Branch

10.3	Additional Issuer Warrant Transaction Confirmation, dated as of September 10, 2014, by and between Huron Consulting Group Inc. and Bank of America, N.A.

10.4	Additional Issuer Warrant Transaction Confirmation, dated as of September 10, 2014, by and between Huron Consulting Group Inc. and J.P. Morgan Securities LLC, as an agent for JPMorgan Chase Bank, National Association, London Branch

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date: September 16, 2014	/s/ C. Mark Hussey
C. Mark Hussey
Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Treasurer